UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GE INSTITUTIONAL FUNDS

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per share price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM AND

ITS PROXY SOLICITOR –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

TALKING POINTS ONLY – NOT FOR DISTRIBUTION

GE Institutional Funds Proxy – May 2016

Key Messages/Q&A

What are the materials I have received and why am I receiving them?

•	The proxy statement you’ve received relates to a group of proposals involving the GE Institutional Funds that GE Asset Management (GEAM) and the Board of Trustees recommend you vote in favor of.

•	As an investor in one or more of these funds, you are being asked to cast your vote for each proposal.

•	These proposals are related to GE’s recent announcement of the sale of the asset management and advisory services business conducted by GEAM to State Street Corporation.

•	As a result of this sale, certain steps must be taken to provide for a continuous investment program of the funds.

•	Shareholder approval is required to allow SSGA Funds Management (SSGA FM, an affiliate of State Street Corporation) to replace GEAM as investment adviser of the funds when the transaction is completed.

How will the approval of these proposals impact my investment in the funds?

•	It is expected that the personnel providing investment advisory services to the funds will not change as a result of the transaction.

•	It is also expected that the same individuals at GEAM currently investing assets on behalf of the funds will do so as part of SSGA FM in order to facilitate a seamless transition of the portfolio management services provided.

•	Upon the closing of the transaction, it is expected that the existing GEAM team will become employees of SSGA FM and its affiliates.

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM AND

ITS PROXY SOLICITOR –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

•	There will be no change in your share ownership in the funds—nor will there be any change in the investment objective or policies of any fund in connection with the transaction.

•	In addition, upon the close of the transaction, and the approval of the advisory and administration agreement with SSGA FM, the management fee rates paid by GE Institutional Funds investors will not change.

What should I do?

•	Your Board of Trustees unanimously recommends that you vote in favor of each proposal.

•	The proxy card you received has instructions for casting your vote using the internet, by phone or via the mail.

•	To speak with a live operator over the phone to cast your vote, call 1-877-361-7965.

•	The meeting date is Wednesday, June 22, 2016 at 10 a.m.

•	We would appreciate your vote by June 21, 2016.

Additional Q&A

Why is GE selling GEAM?

•	The decision aligns with GE’s plan to simplify its financial businesses platform.

•	This announcement follows GE’s announcement last September that it would seek to sell GEAM to another leading investment management firm.

•	The sale will bring GEAM’s capabilities to State Street Global Advisors (SSGA), the investment management division of State Street and the entity to which SSGA FM provides investment advisory services—a premier asset manager with scale and distribution to help the platform grow.

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM AND

ITS PROXY SOLICITOR –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

Is SSGA qualified to manage these funds?

•	SSGA—the entity to which SSGA FM provides investment advisory services—is a world-class investment firm with approximately $2.3 trillion in assets under management and a strong and stable financial profile.

•	SSGA has considerable investment experience and a strong performance track record.

•	In addition, upon the closing of the transaction, it is expected that the existing GEAM team will become employees of SSGA FM and its affiliates.

•	It is also expected that the same individuals at GEAM currently investing assets on behalf of the funds will do so as part of SSGA FM in order to facilitate a seamless transition of the portfolio management services provided.

Will the transaction benefit shareholders?

•	The Board believes that the funds and their shareholders would receive several potential benefits from the transaction—including that the funds will benefit from SSGA FM’s experience in the management and administration of registered investment companies.

•	In addition, SSGA FM’s commitment to a strong marketing and distribution platform for the funds may result in the funds being offered and sold to a wider group of potential investors.

•	With the potential for expanded marketing and distribution opportunities, it is possible that fund assets could increase—which might result in reduced expenses to the funds and their shareholders to the extent fixed costs are shared across a larger asset base.

What are the proposals shareholders are being asked to consider?

Proposal 1

•	In proposal 1, shareholders of each fund are being asked to approve an investment advisory and administration agreement for their respective fund—pursuant to which SSGA FM will replace GEAM as investment adviser and administrator to each fund.

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM AND

ITS PROXY SOLICITOR –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

•	The Board believes that approval of the new agreement is important to provide continuity of the high-quality investment advisory services that your fund has received in the past.

•	The approval of the investment advisory and administration agreement with SSGA FM for your fund will not change the management fees currently being paid to GEAM.

Proposal 2

•	In proposal 2, shareholders of the funds are being asked to approve the election of Trustees to the Board.

•	Shareholders are being asked to approve the election of the nominees—all of who currently serve as Trustees to your fund’s Board—in order to ensure ongoing compliance with applicable provisions of the 1940 Act in connection with the transaction.

Proposal 3A

•	In proposal 3A, shareholders of the funds are being asked to approve manager-of-managers authority for SSGA FM.

•	As is the case with many asset managers like GEAM—SSGA FM does not have the investment capability to manage investments in all asset classes and market segments in which these funds could potentially invest.

•	GEAM currently manages the assets of certain funds using a manager-of-managers approach under which GEAM may allocate some or all of the funds’ assets among one or more sub-advisers.

•	The manager of managers arrangement for SSGA FM in proposal 3A would permit SSGA FM (subject to Board approval) to appoint unaffiliated sub-advisers for these funds without shareholder approval—which could be a costly and time consuming process.

•	Further, SSGA FM would be directly responsible for monitoring a sub-adviser’s performance and compliance with the fund’s investment objectives and investment strategies.

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM AND

ITS PROXY SOLICITOR –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

Proposals 3B-3F

•	In proposals 3B-3F, shareholders of the Small-Cap Equity Fund are being asked to approve sub-advisory agreements between SSGA FM and each current Small-Cap Equity Fund sub-adviser.

•	This is to ensure that the Small-Cap Equity Fund continues to receive investment sub-advisory services—in the event shareholders do not grant SSGA FM manager-of-managers authority with respect to the Small-Cap Equity Fund.

What would happen if shareholders of a fund do not approve a new investment advisory and administration agreement for the fund?

•	The Board has approved an interim investment advisory and administration agreement with the adviser for each Fund—to be utilized in the event that the transaction closes without such approval.

•	If new such agreements for a fund are not approved within 150 days of the date on which the transaction closes, the Board would take such action as it deems to be in the best interests of the fund and its shareholders, including the liquidation of the fund.

Securities offered through GE Investment Distributors, Inc., a registered broker-dealer and member FINRA & SIPC, a wholly owned subsidiary of GE Asset Management Incorporated.

MUTUAL FUNDS PROXY FACT SHEET FOR: GE INSTITUTIONAL FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION

Record Date	APRIL 22, 2016	1600 SUMMER STREET STAMFORD, CONNECTICUT 06905
Mail Date	MAY 13, 2016
Meeting Date	JUNE 22, 2016 @ 10:00 AM EDT

ADDITIONAL INFORMATION		CONTACT INFORMATION

Ticker Symbol	SEE PAGE 6	Inbound Line	1-877-361-7965
Cusip Number	SEE PAGE 6	Website	www.geam.com

What are Shareholders being asked to vote on?

2.	To elect four (4) Trustees to the Board of Trustees of the GE Institutional Funds

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

1.	To approve a new investment advisory and administration agreement between SSGA FM and GE Institutional Funds, on behalf of the Funds

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

3A.	To approve manager-of-managers authority for SSGA FM

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

3B.	To approve a new investment sub-advisory agreement with Palisade Capital Management, LLC

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

3C.	To approve a new investment sub-advisory agreement with Champlain Investment Partners, LLC

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

3D.	To approve a new investment sub-advisory agreement with GlobeFlex Capital, L.P.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

3E.	To approve a new investment sub-advisory agreement with Kennedy Capital Management, Inc.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

3F.	To approve a new investment sub-advisory agreement with SouthernSun Asset Management LLC

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

General Electric Company: GE

State Street Corporation: SSC

GE Asset Management: GEAM

SSGA Funds Management, Inc.: SSGA FM

For Internal Distribution Only	Page 1

What is happening?

Shareholders are being asked to consider and vote on Proposals which relate to the asset purchase agreement entered into by General Electric Company (“GE”) with State Street Corporation (“SSC”) for the sale of the asset management and advisory services business conducted by GE Asset Management Incorporated (“GEAM”), a wholly owned subsidiary of GE and the Funds’ investment adviser, and certain of its subsidiaries (the “Transaction”). Under applicable law, the Transaction will result in the automatic termination of each Fund’s current investment advisory and sub-advisory agreements for Funds with sub-advisers. As a result, shareholders are being asked to approve new agreements that will provide for a continuous investment program for the Funds.

Can you provide me with additional information on the Transaction?

Pursuant to the Transaction entered into on March 29, 2016 by General Electric Company (“GE”) with State Street Corporation (“SSC”), SSGA Funds Management, Inc. (“SSGA FM”), an affiliate of State Street Corporation, will acquire the rights, title and interest in certain assets, and assume certain liabilities, of GE Asset Management Incorporated.

How will the Transaction affect Fund shareholders?

You will continue to be a shareholder of your Fund, and its investment objective and policies will not change as a result of the Transaction. Other than the identity of the Adviser, the New Investment Advisory and Administration Agreement is substantially similar to the Existing GEAM Agreements, and each New Sub-Advisory Agreement is substantially similar to its corresponding existing agreement. In addition, the Adviser does not contemplate instituting any fundamental changes to the manner in which GEAM has historically operated its business with respect to providing advisory and related ancillary services to the Funds. It is intended that the same portfolio managers will continue to manage the Funds in accordance with the same investment objectives and policies.

When is the Transaction expected to close?

The Transaction is expected to close in the third quarter of 2016 pending receipt of certain regulatory approvals and subject to satisfaction of other customary closing conditions.

Who will bear the costs associated with the proxy solicitation or for the costs of the Transaction?

The Funds will not bear these costs. GEAM will bear all normal and customary fees and expenses in connection with the Transaction (including, but not limited to, proxy and proxy solicitation costs, printing costs, Trustees’ fees relating to the special Board meetings and legal fees). D.F. King & Co., Inc. (“D.F. King”) has been retained to assist in the solicitation of proxies and is mentioned on page 7 of the Proxy Statement.

PROPOSAL 2: To elect four (4) Trustees to the Board of Trustees of the GE Institutional Funds

NAME OF NOMINEE	YEAR OF BIRTH	TRUSTEE SINCE
1) John R. Costantino	1946	1997
2) Jeanne M. La Porta	1965	2014
3) R. Sheldon Johnson	1946	2011
4) Donna M. Rapaccioli	1962	2012

For Internal Distribution Only	Page 2

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1

PROPOSAL 1: To approve a new investment advisory and administration agreement between SSGA FM and GE Institutional Funds, on behalf of the Funds

Why are shareholders being asked to approve a new investment advisory and administration agreement between SSGA FM and GE Institutional Funds, on behalf of the Funds?

The laws governing U.S. mutual funds require that every investment advisory agreement with a mutual fund provide for its automatic termination in the event of an “assignment”. The Board believes that approval of the New Agreements is important to provide continuity of the advisory services your Fund has received in the past. Thus, in order to ensure that the Funds continue to receive investment advisory services, the Board is seeking approval from the Funds’ shareholders of the New Investment Advisory and Administration Agreement.

Who will the serve as investment advisor if the new investment advisory agreement is approved?

Under the New Investment Advisory and Administration Agreement, SSGA FM will replace GEAM as investment adviser and administrator to the Funds.

Will the way in which the Funds are managed change as a result of the new investment advisory agreement?

Upon the closing of the Transaction, it is expected that the existing GEAM team will become employees of SSGA FM and its affiliates, with the same individuals at GEAM currently investing assets on behalf of the Funds doing so as part of SSGA FM in order to facilitate a seamless transition of the portfolio management services provided. The Adviser will continue to provide continuity of the high quality investment advisory services that the Funds have received in the past. As a result, the Funds are not expected to experience any disruption in day-to-day portfolio management. In the case of the S&P 500 Index Fund, the Adviser, who currently serves as sub-adviser of the Fund, will manage the Fund directly.

Will management fees increase as a result of the new investment advisory agreement?

The Funds will not experience any increase in total contractual advisory and administrative fee rates paid to the Adviser compared to those currently paid by the Funds to GEAM.

How are the Funds and their shareholders expected to benefit from the new investment advisory agreement?

The Adviser’s commitment to a strong marketing and distribution platform for the Funds may result in the Funds being offered and sold to a wider group of potential investors. With the potential for expanded marketing and distribution opportunities, it is possible that Fund assets could increase, which might result in reduced expenses to the Funds and their shareholders to the extent fixed costs are shared across a larger asset base.

What would happen if shareholders of a Fund do not approve a New Investment Advisory and Administration Agreement for the Fund?

The Board has approved an interim investment advisory and administration agreement with the Adviser for each Fund, on substantially similar terms as the Existing GEAM Agreements in the event that the Transaction closes and shareholders of a particular Fund have not yet approved a New Investment Advisory and Administration Agreement for that Fund. If a New Investment Advisory and

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Administration Agreement for a Fund is not approved within 150 days of the date on which the Transaction closes, the Board will take such action as it deems to be in the best interests of that Fund and its shareholders, which could involve the liquidation of the Fund and distribution of the Fund assets in kind, in cash or a combination of both.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1

PROPOSAL 3A: To approve manager-of-managers authority for SSGA FM

Why are shareholders being asked to approve manager-of-managers authority for SSGA FM?

Like GEAM, SSGA FM has been granted an exemptive order by the SEC under which SSGA FM may, subject to approval of the Board, enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers for a fund it advises without obtaining shareholder approval in each case. This order is substantially similar to GEAM’s order. Both exemptive orders are subject to the condition that the shareholders of each such fund approve the manager-of-managers authority before the first time it is exercised and follow certain other conditions. The Board believes that approval of granting SSGA FM manager-of-managers authority is important to provide continuity of the sub-advisory services your Fund has received in the past.

Have shareholders previously approved the use of manager-of-managers authority for the Funds?

Shareholders previously approved GEAM’s use of manager-of-managers authority for certain of the Funds under the terms of an order substantially similar to the order granted to SSGA FM.

What will happen if the manager-of-managers authority is approved?

If the manager-of-managers authority is approved for SSGA FM, SSGA FM is expected to enter into sub-advisory agreements that will continue the Small-Cap Equity Fund’s sub-advisory arrangements with the Small-Cap Equity Fund Sub-Advisers and may in the future retain other sub-advisers with respect to that or other Funds

What would happen if shareholders of a Fund do not approve manager-of-managers authority for SSGA FM?

If manager-of-managers authority is not approved for SSGA FM, shareholders would need to specifically approve each sub-adviser for any of the Funds, including the Small-Cap Equity Fund.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3A

PROPOSALS 3B, 3C, 3D, 3E, & 3F: To approve new investment sub-advisory agreements (Small-Cap Equity Fund)

Why are shareholders of the Small-Cap Equity Fund being asked to approve new investment sub-advisory agreements?

A shareholder vote on Proposals 3B to 3F is being sought because the Transaction involves the assignment by GEAM and certain of its subsidiaries to SSC of the current sub-advisory agreements between GEAM and each of the Small-Cap Equity Sub-Advisers. The laws governing U.S. mutual funds require that every investment sub-advisory agreement with a mutual fund provide for its automatic

For Internal Distribution Only	Page 4

termination in the event of an “assignment”. Thus, in order to ensure that the Funds continue to receive investment advisory services, the Board is seeking approval from the Funds’ shareholders of the New Sub-Advisory Agreements. Under the New Sub-Advisory Agreements, the Small-Cap Equity Fund will continue to be sub-advised by the Small-Cap Equity Fund Sub-Advisers pursuant to the New Small-Cap Equity Fund Sub-Advisory Agreements. SSGA FM will commence management of the S&P 500 Index Fund directly. The Board believes that approval of the New Agreements is important to provide continuity of sub-advisory services your Fund has received in the past.

Who will the serve as investment sub-advisors if the new investment sub-advisory agreements are approved?

The current sub-advisers of the Small-Cap Equity Fund will continue to serve as sub-advisers of the Fund.

Will management fees increase as a result of the new investment sub-advisory agreements?

There will be no change in sub-advisory fees under the New Sub-Advisory Agreements.

Will the way in which the Fund is managed change as a result of the new investment sub-advisory agreements?

The terms and conditions of the New Sub-Advisory Agreements are substantially the same as those under the current arrangements. The Board believes continuing the existing sub-advisory arrangements will be beneficial to the Small-Cap Equity Fund and its shareholders by, among other things, offering the continued ability to benefit from the expertise of the same portfolio managers of the Small-Cap Equity Fund Sub-Advisers currently managing the Small-Cap Equity Fund.

What would happen if shareholders of the Fund do not approve a New Sub-Advisory Agreement for the Small-Cap Equity Fund?

The Board has approved interim sub-advisory agreements with each of the Small-Cap Equity Fund Sub-Advisers for the Small-Cap Equity Fund, on substantially similar terms as the existing sub-advisory agreements in the event that the Transaction closes and shareholders of the Small-Cap Equity Fund have not yet approved either manager-of- managers authority for SSGA FM or the New Sub-Advisory Agreements. If manager-of-managers authority is not approved for SSGA FM, shareholders would need to specifically approve each sub-adviser for any of the Funds, including the Small-Cap Equity Fund. If shareholders do not approve either manager-of-managers authority or the New Sub-Advisory Agreements between SSGA FM and the Small-Cap Equity Fund Sub-Advisers within 150 days of the date on which the Transaction closes, the Board will take such action as it deems to be in the best interests of the Small-Cap Equity Fund and its shareholders, including, potentially, allocating the assets of the Small-Cap Equity Fund among the Adviser and/or those Small-Cap Equity Fund Sub-Advisers with a New Sub-Advisory Agreement approved by the Fund’s shareholders, or liquidating the Small-Cap Equity Fund and distributing the Fund assets in kind, in cash or a combination of both, if allocating the Fund assets among the Adviser and/or approved Small-Cap Equity Fund Sub-Advisers is determined not to be prudent or practicable.

For Internal Distribution Only	Page 5

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3B – 3F

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the number listed on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/geam

NAME OF FUND	CUSIP	CLASS
INCOME FUND	36158T787	INV
INCOME FUND	36158T795	SERV
INTERNATIONAL EQUITY FUND	36158T407	INV
INTERNATIONAL EQUITY FUND	36158T308	SERV
PREMIER GROWTH EQUITY FUND	36158T878	INV
PREMIER GROWTH EQUITY FUND	36158T886	SERV
S&P 500 INDEX FUND	36158T837	INV
S&P 500 INDEX FUND	36158T845	SERV
SMALL-CAP EQUITY FUND	36158T746	INV
SMALL-CAP EQUITY FUND	36158T753	SERV
STRATEGIC INVESTMENT FUND	36158T811	INV
STRATEGIC INVESTMENT FUND	36158T829	SERV
U.S. EQUITY FUND	36158T852	INV
U.S. EQUITY FUND	36158T860	SERV
U.S. LARGE-CAP CORE EQUITY FUND	36158T605	INV
U.S. LARGE-CAP CORE EQUITY FUND	36158T506	SERV

For Internal Distribution Only	Page 6